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                                                                     EXHIBIT 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                   ADVENTURE HOLDINGS S.A. (THE "CORPORATION")

                            PURSUANT TO SECTION 90 OF

                 THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT



I, George D. Gourdomichalis, the President, of Adventure Holdings S.A., for the purpose of amending and restating the Articles of Incorporation of said Corporation hereby certify:


1.       The name of the Corporation is: Adventure Holdings S.A.

2. The Articles of Incorporation were filed with the Registrar of Corporations as of the 23rd day of April 2004.

3. The Articles of Incorporation are hereby amended and restated in their entirety as follows:

         A.       The name of the Corporation shall be:

                                  FREESEAS INC.

         B. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act (the "BCA") and without in any way limiting the generality of the foregoing, and unless otherwise stated in these Articles or the Corporation's By-Laws, the corporation shall have those powers enumerated in Section 15 of the BCA.

         C. The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands. The name of the Corporation's registered agent at such address is The Trust Company of the Marshall Islands, Inc.

         D. The aggregate number of shares of capital stock that the Corporation shall have the authority to issue is forty-five million (45,000,000) consisting of the following:

                  (1) The Corporation is authorized to issue forty million (40,000,000) registered shares of common stock with a par value of US $.001 per share.

                  (2) The Corporation is authorized, without further vote or action by the shareholders, to issue five million (5,000,000) registered preferred shares with a par value of US$.001 per share. The Board of Directors (the "Board") shall have the authority to establish such series of preferred shares and

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                  with such designations, preferences and relative,
                  participating, optional or special rights and qualifications, limitations or restrictions as shall be stated in the resolutions providing for the issue of such preferred shares.

         E. No holder of shares of the Corporation shall, by reason thereof, have any preemptive or other preferential right to acquire, by subscription or otherwise, any unissued or treasury stock of the Corporation, or any other share of any class or series of the Corporation's shares to be issued because of an increase in the authorized capital stock of the Corporation, or any bonds, certificates of indebtedness, debentures or other securities convertible into shares of the Corporation. However, the Board may issue or dispose of any such unissued or treasury stock, or any such additional authorized issue of new shares or securities convertible into shares upon such terms as the Board may, in its discretion, determine, without offering to shareholders then of record, or any class of shareholders, any thereof, on the same terms or any terms.

         F. The Corporation shall have every power which a corporation now or hereafter organized under the BCA may have.

         G.       The name and address of the incorporator is:

                       NAME                      POST OFFICE ADDRESS


                       Majuro Nominees, Ltd.     P.O. Box 1405
                                                 Majuro
                                                 Marshall Islands


         H. The Board of the Corporation shall consist of such number of directors, not less than three, as shall be determined from time to time by the Board by a vote of not less than 66?% of the directors then in office. No decrease in the number of directors shall shorten the term of any incumbent director. Directors need not be residents of the Marshall Islands or shareholders of the Corporation.

                  The Board shall divide the directors into three classes; namely, Class A, Class B and Class C, which shall be as nearly equal in number as possible and shall designate directors as Class A, Class B or Class C directors. The initial term of office of each class of directors shall be as follows: the directors first designated as Class A directors shall serve for a term expiring at the 2006 annual meeting of the shareholders, the directors first designated as Class B directors shall serve for a term expiring at the 2007 annual meeting, and the directors first designated as Class C directors shall serve for a term expiring at the 2008 annual meeting. At each annual meeting after such initial term, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting.




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                  Each director shall serve his respective term of office until his successor shall have been elected and qualified, except in the event of his earlier resignation, removal or death. Cumulative voting, as defined in Section 71(2) of the BCA, shall not be used to elect directors.

                  The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of subsection (m) of Section 29 of the BCA, as the same may be amended and/or supplemented.

                  Except as otherwise provided by applicable law, rules or regulations, any or all of the directors may be removed with cause by the affirmative vote of holders of at least 66? of the issued and outstanding voting shares of the Corporation. Any director may be removed for cause by action of the Board. No director may be removed without cause by either the shareholders or the Board. Except as otherwise provided by applicable law, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal;
                  (ii) has been found to have been negligent or guilty of misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by
                  (A) the affirmative vote of at least 80% of the directors then in office, other than the director whose removal is being sought, at any meeting of the Board called for that purpose or
                  (B) a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetence directly affects his ability to serve as a director of the Corporation.

                  No proposal by a shareholder to remove a director shall be voted upon at a meeting of the shareholders unless such shareholder has given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred and twenty (120) days nor more than one hundred eighty (180) days prior to the one year anniversary of the mailing date of the proxy materials for the immediately preceding annual meeting of shareholders or any such later deadline as may be required in the rules promulgated by the Unites States of America Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, regarding the solicitation of proxies. To be in proper written form, a shareholder's notice must set forth:
                  (a) a statement of the grounds, if any, on which such director is proposed to be removed, (b) evidence reasonably satisfactory to the Secretary, of such shareholder's status as such and of the number of shares of each class of capital stock of the Corporation beneficially owned by such shareholder, and (c) a list of the names and addresses of other shareholders of the Corporation, if any, with whom such shareholder is acting in concert, and the number of shares of each class of capital stock of the Corporation beneficially owned by each such shareholder.



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                  No shareholder proposal to remove a director shall be voted upon at an annual meeting of the shareholders unless proposed in accordance with the procedures set forth in this Section H. If the Chairman of the meeting determines, based on the facts, that a shareholder proposal to remove a director was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that a proposal to remove a director of the Corporation was not made in accordance with the procedures prescribed by these Articles, and such defective proposal shall be disregarded.

                  All of the foregoing provisions of this Section H are subject to the terms of any preferred stock with respect to the directors to be elected solely by the holders of such preferred stock.

                  Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of 66?% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article H.

         I. The Board of the Corporation, by a vote of not less than a majority of the directors then in office, may make, alter, amend or repeal by-laws. By the affirmative vote of the holders of 66?% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, the Corporation's Shareholders may make, alter, amend or repeal the Corporation's Bylaws even though the Bylaws may also be altered, amended or repealed by its Board and may alter, amend or repeal any Bylaw adopted by the Corporation's Board. In addition, the Shareholders, in making, altering, amending or repealing the Bylaws generally or a particular Bylaw, may expressly provide that the Board may not alter, amend or repeal the Bylaws or that Bylaw. Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of 66?% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article I.

         J. The Corporation may transfer its corporate domicile from the Marshall Islands to any other place in the world.


4. These Amended and Restated of the Articles of Incorporation were approved by the unanimous vote of the shareholders of the Corporation.





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         IN WITNESS WHEREOF, I have executed these Amended and Restated Articles of Incorporation on this 26th day of April, 2005.

                                            /s/ George D. Gourdomichalis
                                           -----------------------------------
                                           George D. Gourdomichalis, President




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